As filed with the Securities and Exchange Commission on December 8, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burning Rock Biotech Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601, 6/F, Building 3, Standard Industrial Unit 2

No. 7, Luoxuan 4th Road

International Bio Island, Guangzhou, 510005

People’s Republic of China

+86 020-3403 7871

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pre-IPO Share Incentive Plan

2020 Equity Incentive Plan

Management Share Incentive Plan

Employee Share Incentive Plan No. 1

Employee Share Incentive Plan No. 2

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Yusheng Han Chairman and Chief Executive Officer 601, 6/F, Building 3, Standard Industrial Unit 2 No. 7, Luoxuan 4th Road International Bio Island, Guangzhou, 510005 People’s Republic of China	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2521 4122

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value $0.0002 per share	2,589,181(3)	$1.42	(11)	$3,676,637.02	$401.12
Class A ordinary shares, par value $0.0002 per share	836,710(4)	$25.53	(12)	$21,361,206.30	$2,330.51
Class A ordinary shares, par value $0.0002 per share	4,848(5)	$25.53	(12)	$123,769.44	$13.50
Class A ordinary shares, par value $0.0002 per share	4,507,428 (6)	$25.53	(12)	$115,074,636.84	$12,554.64
Class A ordinary shares, par value $0.0002 per share	5,475,393(7)	$0.0002	(13)	$1,095.08	$0.12
Class A ordinary shares, par value $0.0002 per share	111,742(8)	$25.53	(12)	$2,852,773.26	$311.24
Class A ordinary shares, par value $0.0002 per share	760,000(9)	$25.53	(12)	$19,402,800.00	$2,116.85
Class A ordinary shares, par value $0.0002 per share	140,000(10)	$25.53	(12)	$3,574,200.00	$389.95
Total	14,425,302			$166,067,117.94	$18,117.92

(1)

These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each representing one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-238921).

(2)

Represents Class A ordinary shares, par value $0.0002 per share (“Class A Ordinary Shares”) of Burning Rock Biotech Limited (the “Registrant”) issuable in connection with equity awards under the Pre-IPO Share Incentive Plan (the “Pre-IPO Plan”), 2020 Equity Incentive Plan (the “2020 Plan”), Management Share Incentive Plan (the “Management Plan”), Employee Share Incentive Plan No. 1 (the “ESIP No.1”) and Employee Share Incentive Plan No. 2 (the “ESIP No. 2” and collectively with the Pre-IPO Plan, the 2020 Plan, the Management Plan and the ESIP No.1, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.

(3)	Represents 2,589,181 Class A Ordinary Shares issuable upon exercise of outstanding options granted under the Pre-IPO Plan.
(4)	Represents 836,710 Class A Ordinary Shares reserved for issuance pursuant to future awards under the Pre-IPO Plan.
(5)	Represents 4,848 Class A Ordinary Shares issuable in connection with awards of restricted stock units granted under the 2020 Plan.
(6)	Represents 4,507,428 Class A Ordinary Shares reserved for issuance pursuant to future awards under the 2020 Plan.
(7)	Represents 5,475,393 Class A Ordinary Shares issuable upon exercise of outstanding options granted under the Management Plan.
(8)	Represents 111,742 Class A Ordinary Shares reserved for issuance pursuant to future awards under the Management Plan.
(9)	Represents 760,000 Class A Ordinary Shares reserved for issuance pursuant to future awards under the ESIP No. 1.
(10)	Represents 140,000 Class A Ordinary Shares reserved for issuance pursuant to future awards under the ESIP No. 2.
(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of US$1.42 per share represents the weighted average of the exercise prices for outstanding options under the Pre-IPO Share Incentive Plan.

(12)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on $27.72 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on December 4, 2020 and adjusted for the Class A ordinary share-to-ADS ratio.

(13)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of US$0.0002 per share represents the weighted average of the exercise prices for outstanding options under the Pre-IPO Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated December 3, 2020 (File No. 333-251053) filed with the Commission on December 4, 2020 pursuant to Rule 424(b)(4) under the Securities Act; and

(b)

The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39316) filed with the Commission on June 5, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Registrant’s tenth amended and restated memorandum and articles of association provide for indemnification of directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-238596), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-238596), and the underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-251053) also provide for indemnification of the Registrant and its officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable

Item 8.	Exhibits

See the Exhibit Index attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

4.1	Tenth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

4.3	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

4.4	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3 to this registration statement)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

10.1*	English Summary of the Pre-IPO Plan of the Registrant

10.2	2020 Plan of the Registrant (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

10.3*	English Summary of the Management Plan of the Registrant

10.4*	English Summary of the Employee ESIP No. 1 of the Registrant

10.5*	English Summary of the Employee ESIP No. 2 of the Registrant

23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1 to this registration statement)

24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 8, 2020.

Burning Rock Biotech Limited

By:	/s/ Yusheng Han
	Name:	Yusheng Han
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Yusheng Han and Leo Li with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 8, 2020.

Signature	Title

/s/ Yusheng Han Yusheng Han	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Shaokun (Shannon) Chuai Shaokun (Shannon) Chuai	Director

/s/ Leo Li Leo Li	Director and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Gang Lu Gang Lu	Director

/s/ Feng Deng Feng Deng	Director

/s/ Yunxia Yang Yunxia Yang	Director

/s/ Jing Rong Jing Rong	Director

/s/ Wendy Hayes Wendy Hayes	Director

/s/ Min-Jui Richard Shen Min-Jui Richard Shen	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Burning Rock Biotech Limited has signed this registration statement or amendment thereto in New York on December 8, 2020.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President